Exhibit 10.13

AMENDED AND RESTATED INTELLECTUAL PROPERTY SECURITY AGREEMENT

THIS AMENDED AND RESTATED INTELLECTUAL PROPERTY SECURITY AGREEMENT is entered into as of October [    ], 2013 by and between SQUARE 1 BANK (“Bank”) and ALDEXA THERAPEUTICS, INC., a Delaware corporation (“Grantor”), and amends and restates in its entirety that certain Intellectual Property Security Agreement dated April 12, 2012 by and between Bank and Grantor.

RECITALS

A. Bank has agreed to make certain advances of money and to extend certain financial accommodations to Grantor (the “Loans”) in the amounts and manner set forth in that certain Loan and Security Agreement by and between Bank and Grantor dated April 12, 2012 (as the same may be amended, modified or supplemented from time to time, the “Loan Agreement”; capitalized terms used herein are used as defined in the Loan Agreement).

B. Bank is willing to extend and to continue to extend financial accommodations to Grantor, but only upon the condition, among others, that Grantor shall grant to Bank a security interest in certain Copyrights, Trademarks and Patents to secure the obligations of Grantor under the Loan Agreement.

C. Pursuant to the terms of the Loan Agreement, Grantor has granted to Bank a security interest in all of Grantor’s right, title and interest, whether presently existing or hereafter acquired, in, to and under all of the Collateral.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, and intending to be legally bound, as collateral security for the prompt and complete payment when due of its obligations under the Loan Agreement and all other agreements now existing or hereafter arising between Grantor and Bank, Grantor hereby represents, warrants, covenants and agrees as follows:

AGREEMENT

To secure its Obligations to Bank, Grantor grants and pledges to Bank a security interest in all of Grantor’s right, title and interest in, to and under its Intellectual Property (including without limitation those Copyrights, Patents and Trademarks listed on Exhibits A, B and C hereto), and including without limitation all proceeds thereof (such as, by way of example but not by way of limitation, license royalties and proceeds of infringement suits), the right to sue for past, present and future infringements, all rights corresponding thereto throughout the world and all re-issues, divisions continuations, renewals, extensions and continuations-in-part thereof.

This security interest is granted in conjunction with the security interest granted to Bank under the Loan Agreement. The rights and remedies of Bank with respect to the security interest granted hereby are in addition to those set forth in the Loan Agreement and the other Loan Documents, and those which are now or hereafter available to Bank as a matter of law or equity. Each right, power and remedy of Bank provided for herein or in the Loan Agreement or any of

1.

the Loan Documents, or now or hereafter existing at law or in equity shall be cumulative and concurrent and shall be in addition to every right, power or remedy provided for herein and the exercise by Bank of any one or more of the rights, powers or remedies provided for in this Amended and Restated Intellectual Property Security Agreement, the Loan Agreement or any of the other Loan Documents, or now or hereafter existing at law or in equity, shall not preclude the simultaneous or later exercise by any person, including Bank, of any or all other rights, powers or remedies.

Grantor represents and warrants that Exhibits A, B, and C attached hereto set forth any and all intellectual property rights in connection to which Grantor has registered or filed an application with either the United States Patent and Trademark Office or the United States Copyright Office, as applicable.

SIGNATURE PAGE FOLLOWS

2.

IN WITNESS WHEREOF, each party has caused this Amended and Restated Intellectual Property Security Agreement to be duly executed by an officer thereunto duly authorized as of the first date written above.

GRANTOR:

Address of Grantor:	ALDEXA THERAPEUTICS, INC.

15 New England Executive Park	By:
Burlington, MA 01803
Name:

Title:

BANK:

Address of Bank:	SQUARE 1 BANK

406 Blackwell Street, Suite 240	By:
Durham, NC 27701
Attn: Loan Documentation Department	Name:

Title:

[Signature Page to Amended and Restated Intellectual Property Security Agreement]

3.

EXHIBIT A

COPYRIGHTS

Description	Registration Number	Registration Date

None.

EXHIBIT B

PATENTS

Description	Registration OR Serial Number	Registration OR Filing Date

Compositions and methods of treating retinal disease	11/920,866	01/23/2009

Compositions and methods of treating retinal disease	7,973,025	07/05/2011

Compositions and methods of treating retinal disease	13/175,218	07/01/2011

EXHIBIT C

TRADEMARKS

Description	Registration/ Application Number	Registration/ Application Date

None.